Exhibit 10.1

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by [***], have been separately filed with the Securities and Exchange Commission.

RESEARCH AND LICENSE AGREEMENT

Made in Jerusalem this 8th day of August 2007, by and between:

YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM, of Hi Tech Park, Edmond J. Safra Campus, Givat Ram, Jerusalem 91390, Israel (“Yissum”), and THE BOYCE THOMPSON INSTITUTE, of Tower Road, Ithaca, NY 14850 (“BTI”) (collectively, the “Licensors”) of the one part; and

PROTALIX LTD., of 2 Snunit Street, Science Park, Carmiel 21000 Israel; (the “Company”), of the second part;

WHEREAS:

Yissum has represented to the Company that the rights and title to all inventions and research results of the Researcher (as defined below) vest solely with Yissum and BTI has represented to the Company that the rights and title to all inventions and research results of Charles J Arntzen, Hugh S Mason and Tsafrir Mor vest solely with BTI; and

WHEREAS:

the Company is engaged, inter alia, in the development and production of recombinant proteins in plant cell culture and that, either by itself or through third parties, it will have the financial capacity and the strategic commitment to facilitate the development, production, marketing and distribution of products; and

WHEREAS:	the Company wishes to obtain an exclusive license from the Licensors for the development and commercialization of certain inventions and research results belonging to the Licensors; and

WHEREAS:	the Licensors agrees to grant the Company such a license, all in accordance with the terms and conditions of this Agreement.

NOW THEREFORE THE PARTIES DO HEREBY AGREE AS FOLLOWS:

1.	Interpretation and Definitions
1.1.	The preamble and appendices annexed to this Agreement constitute an integral part hereof and shall be read jointly with its terms and conditions.

1.2.

In this Agreement, unless otherwise required or indicated by the context, the singular shall include the plural and vice-versa, the masculine gender shall include the female gender, and the use of the word “or” shall mean “and/or”.

1.3.	The headings of the sections in this Agreement are for the sake of convenience only and shall not serve in the interpretation of the Agreement.
1.4.	In this Agreement, the following capitalized terms shall have the meanings appearing alongside them, unless provided otherwise:
1.4.1.

“Affiliate” shall mean any person, organization or other legal entity which controls, or is controlled by, or is under common control with, the Company. Control shall mean the holding of [***] or more of (i) the capital or (ii) the voting rights or (iii) the right to elect or appoint directors.

1.4.2.

“Background Technology” shall mean any unpatented information, assays, ancillary materials, results, devices and/or know-how developed by the Researcher at the University prior to the execution of this Agreement, to the extent that they are useful in the Field and are conveyed to the Company by the Licensor or the Researcher, in writing. Technology that is or becomes part of the public domain, for any reason other than publication by the Company, shall not be deemed as part of the Licensed Technology.

1.4.3.

“Combination Product” shall mean a Product which is manufactured and commercialized by the Company, an Affiliate or Sublicensee which comprises (i) a Product and (ii) at least one other active ingredient or medical device, which, if administered independently of the Product, would have a clinical effect.

1.4.4.

“Development Plan” shall mean the written plan, and any amendments thereof, produced by the Company, which sets forth how the Company, from time to time, intends to develop and commercialize the Licensed Technology.

1.4.5.

“Development Technology” shall mean all inventions, development, improvements, data and other information in any form, patentable or unpatentable, which shall be developed by the Researcher following the execution of this Agreement, as a result of activities other than the performance of the Research, to the extent that they are useful in the Field and to the extent that they are not in the public domain and Yissum shall then have the legal right to

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Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act.

disclose and grant rights therein to the Company as contemplated herein.

1.4.6.

“Field” shall mean the use of plant expressed AChE and variants and peptides derived therefrom for all therapeutic and prophylactic indications. “Derived” shall be construed to mean any chemical modification of AChE or a variant or peptide thereof, including, inter alia and for the avoidance of doubt the addition, deletion and /or modification of amino acids, as well as nucleic acid sequences, with codons modified for optimal production in plants, coding for the said AChE variants.

1.4.7.	“First Commercial Sale” shall mean the first sale of a Product by the Company, an Affiliate or a Sublicensee.
1.4.8.

“Foreground Technology” shall mean all inventions, development, improvements, data and other confidential information in any form, patentable or unpatentable, patented or unpatented,  conceived, developed or otherwise acquired by Yissum in the course of any Research, including any such inventions, development, improvements, data or other information conceived or developed jointly by the Researcher and the Company.

1.4.9.

“Licensed Patents” shall mean all patent applications or registered patents, any patent application that claims priority therefrom; all divisions, continuations, continuations-in-part, re-examinations, reissues, substitutions, or extensions, including European Supplementary Protection Certificates (“SPCs”), and any and all patents issuing from, and inventions, methods, processes, and other patentable subject matter disclosed or claimed in, any and all of the foregoing, as listed on Appendix A. For the avoidance of doubt, the [***] Patent and the [***] Patent are among the Licensed Patents.

1.4.10.	“Licensed Technology” – means the Licensed Patents, the Background Technology, the Foreground Technology, the Research Results and the Development Technology.
1.4.11.	“Net Sales” - means
(a)

revenues recognized in accordance with United States generally accepted accounting principles from the sale or other disposition of Products by the Company, an Affiliate or Sublicensee to a third party; or

(b)	the fair market value of non-monetary consideration received in connection with such sales, leases or transfers;

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Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act.

after deduction of: (i) all trade, quantity, or cash discounts and credits by reason of rejection, return, price adjustment, rebates, recalls and unaffiliated third party agents’ commissions; (ii) commercially reasonable quantities of samples used for promotional purposes, clinical trials purposes and/or compassion clinical experiments; (iii) sales taxes (including VAT, customs, duties or other governmental charges levied on the production, sale, transportation, import or export, delivery or use of a Product (but specifically excluding income tax); (iv) insurance and transportation expenses paid by such party; and (v) Third Party Royalties; provided that such deductions shall be directly related to the sale of Products in the course of business of the Company, Affiliate or Sublicensee, all as determined from the books and records of the Company, its Affiliate or Sublicensee, maintained in accordance with generally accepted accounting principles consistently applied. For the sake of clarity, any payment or rebate received by the Company, Affiliate or Sublicensee from any governmental agency directly in relation to sales of Products shall be considered as Net Sales.

In the event of sales or deductions not made at “arms length”, then for the purpose of calculation of Royalties (as defined below) to the Licensors, Net Sales shall be calculated in accordance with arms length prices for sale of Products to end users and arm’s length deductions, to be determined by the current market conditions, or in the absence of such conditions, according to the assessment of a independent appraiser to be selected by the parties.

Net Sales shall be furthermore adjusted in the event that a Product is sold as part of a Combination Product as set forth in section 7.1 hereto.

1.4.12.

“[***] Patent” means [***], all patents that issue thereon and all divisions, continuations, continuations-in-part, re-examinations, reissues, substitutions, or extensions, including European Supplementary Protection Certificates (“SPCs”), and any and all patents issuing from, and inventions, methods, processes, and other patentable subject matter disclosed or claimed in, any and all of the foregoing.

1.4.13.

“Product” means any plant recombinant AChE based products, the sale of which would infringe a Valid Claim but for the grant of the License or that uses the Licensed Technology as a basis for subsequent modifications.

[***]

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act.

1.4.14.	“[***] Patent(s)” shall mean any [***] patent application filed by the Licensors after [***], which discloses [***].
1.4.15.	“Research” shall mean research sponsored by the Company to be conducted by the Researcher at the University pursuant to a Research Program.
1.4.16.	“Research Program” shall mean any mutually agreed program under which Research shall carried out from time to time.
1.4.17.

“Researcher” shall mean Prof. Hermona Soreq, or such other person as determined and appointed from time to time by Yissum with the Company’s prior consent, to supervise and to perform the Research, if applicable.

1.4.18.

“Research Results” shall mean the results of the Research, including any patent applications and patents (which shall be added to the list of Licensed Patents set forth on Appendix A) and information, material, results, devices or know-how arising from such Research.

1.4.19.

“Royalty Term” shall mean, on a country by country basis, the later of (i) the date of expiration of the last Valid Claim; (ii) the end of any exclusivity on the Product granted by a regulatory or government body; or (iii) the end of a period of [***] from the date of the First Commercial Sale. Should the periods referred to in subsections (i) or (ii) expire prior to [***] from the date of the First Commercial Sale in a particular country or countries, the license in that country or those countries shall be deemed a license to the non-patent Background, Foreground or Development Technology.

1.4.20.

“Sublicense” shall mean any grant by the Company or its Affiliates of any of the rights granted under this Agreement or any part thereof; including the right to develop, manufacture, market or distribute the Licensed Technology or any Product.

1.4.21.

“Sublicense Considerations” shall mean any proceeds or consideration or benefit of any kind whatsoever, other than (i) royalties on Net Sales; (ii) research and development funding; (iii) grants; or (iv) manufacturing and other service or development payments, that the Company or an Affiliate may receive from a Sublicensee as a direct or indirect result of the grant of a Sublicense or an option to obtain such Sublicense.

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Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act.

1.4.22.

“Sublicensee” shall mean any third party to whom the Company shall grant a Sublicense or option to obtain such Sublicense. For the sake of clarity, Sublicensee shall include any other third party to whom such rights shall be transferred, assigned, or who may assume control thereof by operation of law or otherwise.

1.4.23.

“Third Party Royalties” shall mean royalties calculated on any amount invoiced by the Company, an Affiliate or a Sublicensee for the sale of a Product  and actually paid by the Company, an Affiliate or a Sublicensee to a third party for the right to use patents or technology of such third party, without which right of use the Company would not be entitled to develop, manufacture and sell such Product,  provided that the duty to pay the royalty to such third party has been established at arm’s-length and in good faith, and is set out in a written agreement

1.4.24.	“University” shall mean the Hebrew University of Jerusalem and each of its branches.
1.4.25.

“Valid Claim” shall mean any claim in any issued and unexpired patent included in the Licensed Patents, including any patent extensions or Supplementary Protection Certificates which have not been disallowed or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through re-issue or disclaimer or otherwise.

2.	Research; Research Grants
2.1.	The parties may agree on the conduct of a Research Program or any amendment thereof from time to time. Such Research Program will require [***] to pay the costs of such Research Program [***].
2.2.

The Research shall be conducted by and under the supervision of the Researcher. Should the Researcher be unable to complete the Research for any reason, Yissum shall notify the Company of the identity of a suitable replacement researcher. If the Company does not object to the replacement researcher on reasonable grounds within twenty (20) days of this notification, the substitute researcher shall be deemed acceptable to the Company. Alternatively, the Company shall have the right to terminate the Research, provided that (i) no monies paid to Yissum for the Research will be refundable; and (ii) the Company shall be responsible for the payment of any accrued fees and expenses due to Yissum based on work duly performed up to the date of termination and those irrevocable commitments

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Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act.

entered into by Yissum prior to having received the Company’s written notice of termination.

2.3.

For the avoidance of doubt, nothing herein shall prevent Yissum or the University or the Researcher from obtaining further finance or grants from other entities for research regarding the Licensed Technology, provided that such entities shall not be granted rights in the results and the same shall be treated as Development Technology or Research Results hereunder. The Company and Yissum will make best efforts to apply jointly to the US Army and DARPA to fund collaboration programs. The program and budget will be jointly agreed between the parties before the filing such applications.

2.4.

Nothing contained in this Agreement shall be construed as a warranty on the part of Yissum that any results or inventions will be achieved by Research, or that the Research Results, if any, are or will be commercially exploitable. Yissum makes no warranties whatsoever as the commercial or scientific value of any Research Results.

2.5.

Should the Company choose to (i) retain the services of the Researcher  or any other employee of the University or BTI or their respective institutions, as a consultant in connection with the  License; or (b) grant any benefit, including but not limited to, cash payments or securities of any kind, to the Researcher or any other employee of the University or  BTI or their respective institutions, it shall do so only through a written agreement executed between the Company and, as appropriate Yissum or BTI.

3.	The License; Transfer of Licensed Technology
3.1.

Subject to the full performance by the Company of its obligations in accordance with this Agreement, the Licensors hereby grant the Company an exclusive worldwide right and license to develop, test, make, have made, use, have used, sell and have sold materials, devices, processes and the like which incorporate or otherwise utilize the Licensed Technology, all within the Field only, subject to and in accordance with the terms and conditions of this Agreement (the “License”). Notwithstanding the foregoing, the License to the [***] Patent and the [***] Patent(s) shall be exclusive without any field restriction.

3.2.

Notwithstanding the provisions of section 3.1, above, the Licensors, on behalf of their respective institutions, shall retain the right (i) to make, use and practice the Licensed Technology for internal research and educational purposes; ] and (ii) to license or otherwise convey to any organization the Licensed Technology, (with the exception of the technology protected by the [***] Patent and the [***] Patent), for research and development relating to commercial applications outside the Field. In the event Yissum

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Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act.

receives requests for the Licensed Technology from researchers at academic and/or not-for-profit research organizations for use in non-commercial research, Yissum will forward the requests to the Company and the Company, and the Company, in consultation with the Researcher, will determine whether it is willing to supply Licensed Technology for such purpose. Any such disclosure or other supply of Licensed Technology shall be made pursuant to the Company’s standard form confidentiality or material transfer agreement (as the case may be) and will acknowledge Yissum’s contribution.

3.3.

Yissum and/or the University, through the Researcher or otherwise, shall convey the Licensed Technology to the Company on a current basis and provide reasonable assistance to the Company in implementing the same, provided that such assistance does not interfere with the Researcher’s academic responsibilities. Other than as provided herein, the Licensors shall not be obliged to provide any technical support to the Company, its Affiliates or its Sub-licensees.

4.	RESERVED
5.	Development and Commercialization; Advisory Committee
5.1.

The Company [***] shall use commercially reasonable efforts to develop and commercialize the Licensed Products. A preliminary written plan and timetable for the development and the commercialization of Products (the “Development Plan”) is attached to this Agreement as Appendix B. The Development Plan shall be modified from time to time by the Company with notification to the Licensors. All terms and conditions of the License and this Agreement shall apply to the modified Development Plan.

5.2.

The parties shall establish an  advisory committee of up to four (4) persons (the “Advisory Committee”) to provide technical input on the development of Licensed Products   The Licensors shall be entitled to designate up to two representatives to the Advisory Committee (the “Licensors’ Representatives”) which shall meet at least twice per calendar year. The Licensors’ Representatives shall be bound by the confidentiality arrangements set out in this Agreement. The Company shall consult with the Licensors, via the Licensors’ Representatives, in respect of significant scientific decisions related to Product development. For the avoidance of doubt, the Advisory Committee shall be a forum for the exchange of information between the parties with respect to the foregoing matters, shall act only in an advisory capacity and shall not have decision-making powers. The Company shall provide the Licensors via the Licensors’ Representatives with periodic written reports not less than once per every six (6) months concerning all material research and development activities undertaken in

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Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act.

respect of the exercise of the License. The periodic reports shall include a summary of the development results and any other related work effected by the Company or by any Affiliate or Sub-Licensee during the six month period prior to the report (“Development Reports”). Development Reports shall also set forth a non-binding general assessment regarding the projected completion date of the development of a Product and shall detail all changes to the Development Plan as well as the actual completion date of the development of a Product.

5.3.

Upon completion of the development of any Product, the Company undertakes to perform commercially reasonable actions to market, distribute and sell such Product. Payments of the License Maintenance Fee as set forth in section 7, below, shall not release the Company from its obligation as stated in this section.

6.	Sublicenses
6.1.

The Company shall be entitled to grant sublicenses under the License on terms and conditions consistent and compliant with the terms and conditions of this Agreement (except that the consideration may be different than the consideration set forth in this Agreement) to (i) an Affiliate; or (ii) a third party for consideration and in an arms-length transaction. All sublicenses granted by the Company must be in writing and a copy of such written agreement must be provided to the Licensors within ten (10) days after its execution.

6.2.

If the Company is unable or unwilling to serve or develop a potential market or market territory for which there is another party willing to be a sublicensee, the Company will, at the Licensors’ request, negotiate in good faith a sublicense with such party.

6.3.	Any Sublicense shall be dependent on the validity of the License and shall terminate upon termination of the License.
6.4.

The Company shall ensure that any Sublicense shall include terms that bind the Sublicensee to observe the terms of this Agreement, including section 14, the breach of which shall be a fundamental breach resulting in the prompt termination of the Sublicense. In such an event, the Company undertakes to take all reasonable steps to enforce such terms upon the Sublicensee, including the termination of the Sublicense. In all cases, the Company shall immediately notify the Licensors of any breach of the terms of a Sublicense, and shall copy the Licensors on all correspondence with regard such breach.

6.5.	Any act or omission of the Sublicensee which is not promptly remedied by the Company or the Sublicensee and which would have constituted a breach of this Agreement by the Company had it been an act or omission of the Company, and which the Company has not made best efforts to promptly cure, including termination of the Sublicense, shall constitute a breach of this Agreement by the Company.

6.6.	For the avoidance of any doubt it is hereby declared that under no circumstance whatsoever shall a Sublicensee be entitled to grant a Sublicense or any part thereof to any third party.
7.	Consideration

In consideration for the grant of the License, the Company shall pay the Licensors the following considerations:

7.1.	Royalties on Net Sales of any Product (the “Royalties”) on a [***] basis as follows:

Net Sales	Rate
On the first [***]	[***]
On the next Net Sales of between [***] and [***]	[***]
On the next Net Sales of between [***] and [***]	[***]
On Net Sales in excess of [***]	[***]

On a country-by-country basis, in the event a third party commercializes either a competing product that does not infringe a Licensed Patent or an authorized generic, the applicable Royalty rate will be reduced by a percentage equal to [***], but in no event shall the Royalty payable to the Licensors be less than [***] of the Royalty rates set forth above. A competing product’s market share will be based on the share of the total market for products acting through the same mechanism as a Product based on data provided by IMS International or such other data mutually agreed by the Company and the Licensors.

In the event that any Product is sold in form of a Combination Product, the proportion of such Combination Product to be attributed to the Product and therefore subject to the Royalties shall be calculated based on [***].

Thus, provided that both the Product and the other constituent of the Combination Product are each sold on a stand-alone basis at the time in question, the proportion shall be as follows: [***], where A is the Net

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Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act.

Sales price, of the Product sold separately, and B is the Net Sales price, of the other component sold separately.

In the event that the Product and the other constituent of the Combination Product are not each sold on a stand-alone basis at the time in question, the fraction above shall be calculated where A is the reasonably estimated commercial value of the Product sold separately and B is the reasonably estimated commercial value of the other component sold separately. Any such estimates shall be determined using criteria to be mutually agreed upon by the parties.

Net Sales from such Combination Product for the purposes of determining Royalties thereon shall be determined by multiplying the actual Net Sales of such Combination Product by such proportion, and the Company shall make payments of Royalties to the Licensors accordingly.

Notwithstanding any of the foregoing, if the use or sale of Product(s) by the Company, its Affiliate or Sublicensees in the country in which Product(s) are sold or used is not covered by a Valid Claim in such country, the Royalties payable with respect to Net Sales in such country shall be [***] of the amounts otherwise set forth above. For the avoidance of doubt, a Product will not be deemed to be covered by a Valid Claim if there is only a patent application pending but not yet issued. In the event that such an application is granted during the Royalty Term, the Company shall pay Yissum the full Royalty on all Net Sales from the date the application was filed.

7.2.

Beginning on the [***] anniversary of the execution of this Agreement and each [***] thereafter, the Company shall pay the Licensors an annual License maintenance fee of [***] (the “License Maintenance Fee”). The License Maintenance Fee shall increase by [***] each [***]. The License Maintenance Fee is [***].

7.3.	The Company shall pay the Licensors the following amounts in connection with the achievement of the following milestones (whether by the Company or a Sublicensee):

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Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act.

Milestone	Payment
Marketing approval of a Product in the biodefense/poisoning field in the USA	[***]
Marketing approval of a Product for other indications in the USA	[***]
Receipt by the Company of the first [***] in Net Sales or Sublicense Considerations	[***]
7.4.	Sublicense fees (“Sublicense Fees”) as follows:
(a)	[***] of Sublicense Considerations if the Sublicense is granted prior to the initiation of preclinical research.
(b)	[***] of Sublicense Considerations if the Sublicense is granted prior to the commencement of the first Phase I clinical trial of a Product.
(c)	[***] of Sublicense Considerations if the Sublicense is granted prior to the receipt of the first marketing approval for a Product.
(d)	[***] of Sublicense Considerations if the Sublicense is granted subsequent to the receipt of the first marketing approval for a Product.
7.5

At the end of the Royalty Term, the Company shall have a paid-up license to the Licensed Technology and shall not be required to pay any further compensation to the Licensors pursuant to this Agreement.

8.	Reports and Accounting
8.1.	The Company shall give the Licensors written notice of any Sublicense Consideration received or First Commercial Sale made within 30 days of such event.
8.2.

One (1) month after the end of each calendar quarter commencing from the earlier of (i) the First Commercial Sale by the Company or an Affiliate; or (ii) the grant of a Sublicense or receipt of Sublicense Consideration, the Company shall furnish the Licensors with a quarterly report (“Periodic Report”) detailing the total sales effected or Sublicense Consideration received during the preceding quarter and the total Royalties and Sublicense Fees due to the Licensors in respect of that period. Once the events set

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Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act.

forth in sub-section (i) or (ii), above, have occurred, Periodic Reports shall be provided to the Licensors whether or not Royalties and Sublicense Fees are payable for a particular calendar quarter. The Periodic Reports shall contain full particulars of all sales made by the Company, Affiliates or Sublicensees and of all Sublicense Consideration received, including a breakdown of the number and type of Products sold, discounts, returns, the country and currency in which the sales were made, invoice dates and all other data enabling the Royalties and Sublicense Fees payable to be calculated accurately.

8.3.

On the date prescribed for the submission of each Periodic Report, the Company shall pay the Royalties and Sublicense Fees due to the Licensors for the reported period. All payments under this Agreement shall be computed and paid in US dollars, using the appropriate foreign exchange rate reported in the Wall Street Journal on the last working day of the calendar quarter. Payment of Value Added Tax – or of any analogous foreign tax, charge or levy (if charged), applicable to the sale of Products shall be added to each payment in accordance with the statutory rate in force at such time. Payments may be made by check or by wire transfer to Yissum at the following account:

Bank Name: Hapoalim (12)

Branch Name: Zion Square (783)

Account Number: [***]

Swift Code: Poalilit

Yissum shall be responsible for remitting the appropriate amount of the Company’s payments to BTI in accordance with the agreement between Yissum and BTI.

8.4.

The Company shall keep, and shall require its Affiliates and Sublicensees to keep full and correct books of account in accordance with Generally Accepted Accounting Principles as required by international accounting standards enabling the Royalties and Sublicense Fees to be calculated accurately. Starting from the first calendar year after the First Commercial Sale, or the first grant of a Sublicense, whichever occurs first, an annual report, signed by the chief financial officer of the Company, shall be submitted to the Licensors within 90 days of the end of each calendar year, detailing Net Sales and Sublicense Considerations, Royalties and Sublicense Fees, both due and paid (the “Annual Reports”). The Annual Reports shall also include the Company’s sales and royalty forecasts in respect of the Products for the following calendar year that have been made public The Licensors will allow the Company a credit against Royalties and/or Sublicense Fees to be paid in the future of any Royalties or

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Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act.

Sublicense Fees previously paid on account Net Sales that were recorded as bad debts in the Company’s annual audited financial statements. In the event that such bad debts are recorded by the Company in its annual audited financial statement after the Company’s obligation to pay Royalties and/or Sublicense Fees has ceased, the Licensors shall repay any Royalties or Sublicense Fees received on account of Net Sales that were reported as bad debts by the Company.

The Company shall, and shall require and cause its Affiliates and Sublicensees to, retain the such books of account for five (5) years after the end of each calendar year during the period of this Agreement, and, if this Agreement is terminated for any reason whatsoever, for five (5) years after the end of the calendar year in which such termination becomes effective.

8.5.

The Licensors shall be entitled to appoint not more than two (2) representatives who must be independent certified public accountants or such other professionals as appropriate (the “Representatives”) to inspect during normal business hours the Company’s and Affiliates’ books of account, records and other relevant documentation to the extent relevant or necessary for the sole purpose of verifying the performance of the Company’s payment obligations under this Agreement, the calculation of amounts due to the Licensors under this Agreement and of all financial information provided in the Periodic Reports, provided that the Licensors shall coordinate such inspection with the Company or Affiliate (as the case may be) in advance. In addition, the Licensors may require that the Company, through the Representatives, and at the Licensors’ cost, inspect during normal business hours the books of account, records and other relevant documentation of any Sublicensees, to the extent relevant or necessary for the sole purpose of verifying the performance of the Company’s payment obligations under this Agreement, the calculation of amounts due to the Licensors under this Agreement and of all financial information provided in the Periodic Reports, and the Company shall cause such inspection to be performed. The parties shall reconcile any underpayment or overpayment within thirty (30) days after the Representatives deliver the results of the audit. Any underpayment shall be subject to interest in accordance with the terms of section 8.6, below. In the event that any inspection as aforesaid reveals any underpayment by the Company to the Licensors in respect of any year of the Agreement in an amount exceeding [***] of the amount actually paid by the Company to the Licensors in respect of such year, then the Company shall pay the cost of such inspection.

8.6.

Any sum of money due the Licensors which is not duly paid on time shall bear interest from the due date of payment until the actual date of payment at the maximum rate of interest prevailing in respect of unauthorized

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Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act.

withdrawals on a credit line at Bank Leumi Le-Israel Ltd. on the currency of payment.

8.7.

Should any payment required to be made to the Licensors in accordance with the provisions of this Agreement be subject to withholding of any taxes assessable upon the Licensors, the Company shall inform the Licensors of such withholding requirement sufficiently in advance of the first payment to be made by the Licensee to the Licensors hereunder, so as  to allow the Licensors to obtain and provide the Company with an appropriate certificate of exemption, if available. . No withholding shall be made if an exemption is obtained for as long as it is valid.

9.	Ownership

All rights in the Background Technology, the Development Technology and the Foreground Technology shall be solely owned, as between the Licensors and the Company by the Licensors, and the Company shall hold and make use of the rights granted pursuant to the License solely in accordance with the terms of this Agreement.

10.	Patents
10.1.

The Company shall pay the Licensors [***] in connection with the expenses and costs relating to the registration and maintenance of the Licensed Patents listed in part one of Appendix A (the “Part One Patent Costs”). The Licensors acknowledge that the Company has already paid [***] in connection with the Part One Patent Costs. The remainder of the Part One Patent Costs shall be paid as follows:

[***];

[***];

provided that at the time of payment, this Agreement has not been terminated. Notwithstanding the foregoing, [***] shall begin to pay [***] costs associated with the Licensed Patents listed in part one of Appendix A upon the earlier of (i) [***] from the execution of this Agreement; or (ii) the date the [***]. On such date, [***] will pay [***] documented costs and expenses incurred as from the date hereof and to that date (the “Triggering Date”) in connection with the prosecution and maintenance of the Licensed Patents listed in part one of Appendix A and shall thereafter pay the [***] as well. For the avoidance of doubt, it is hereby agreed that should the Company exercise its right pursuant to section 10.8 below in respect to any of the Licensed Patents listed in part one of Appendix A on or before the Triggering Date, then the

[***]

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act.

Company shall not be liable to pay such previous or future patent costs in respect thereto to the Licensors.

10.2.	[***] shall pay [***] relating to the registration and maintenance of the Licensed Patents listed in part two of Appendix A (the “Part Two Patent Costs”) and any Joint Patents (as defined below).
10.3.

The Licensors, in consultation with the Company, shall be responsible for the filing, prosecution and maintenance of the Licensed Patents, [***] as set forth in sections 10.1 and 10.2, above. Notwithstanding the foregoing, and without derogating from any other provision of this section 10.3 or 10.4, [***] shall take the lead in the filing of the [***] Patent(s). The parties will perform their obligations hereunder through a law or patent attorney firm selected by the Licensors, subject to the Company’s approval, not to be unreasonably withheld, conditioned or delayed (“Patent Counsel”). Each application and every patent registration shall be made and registered in the name of the Licensors or, if an employee of the Company has an inventive part in a particular invention, jointly in the name of the Licensors and the Company (“Joint Patents”). The Company agrees to have the Licensors’ patent counsel directly bill the Company for [***] and shall directly pay such bills within 30 (thirty) days of receipt.

10.4.

Subject to the above, the parties shall consult and make every effort to reach agreement in all respects relating to the manner of making applications and registering the patents, including the time of making the applications, the countries where applications will be made and all other particulars relating to the gistration and maintenance of the Licensed Patents. In the event that the Licensors and the Company are unable to agree on the proper course of action, the matter shall be resolved pursuant to the judgment of Patent Counsel.

10.5.

The parties shall assist each other in all respects relating to the preparation of documents for the registration of any patent or any patent-related right upon the request of the other party. All parties shall take all commercially reasonable action in order to assist the others to extend the duration of a Licensed Patent or obtain any other extension obtainable under law, to maximize the scope of the protection afforded by the Licensed Patents.

10.6.

The Company shall give the Licensors immediate notice of any approach made to it by a patent examiner or attorney in connection with any matter that is the subject matter of this Agreement. The Company shall only reply to such approaches after consultation with the Licensors and subject to their consent.

10.7.	The Company, its Affiliates and Sublicensees shall mark all products covered by one or more of the Licensed Patents with patent numbers (or the

[***]

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act.

legend “patent pending”) in accordance with the statutory requirements in the country or countries of manufacture, use and sale. The Company shall ensure that its Sublicensees comply with the provisions of this section.

10.8.

If at any time during the term of this Agreement the Company decides that it is undesirable, as to any country, to prosecute or maintain any patents or patent applications within the Licensed Patents, it shall give at least sixty (60) days written notice thereof to the Licensors, and upon the expiration of the sixty (60) day notice period (or such longer period specified in the Company’s notice)  the Company shall be released from its obligations to bear [***] to be incurred thereafter as to such patent(s) or patent application(s) in such country. Thereafter, such country shall be deleted from the scope of the License in relation to such patent(s) or application(s) and the Licensors shall be free to grant rights in and to such patents or patent applications in such country to third parties, without further notice or obligation to the Company, and the Company shall have no rights whatsoever to exploit such patents or patent applications in such country.

10.9.

Upon the filing of any application for a Joint Patent, the Company shall execute a letter of assignment concerning its interest in any Joint Patents that will provide that such interest will be irrevocably assigned to the Licensors in the event that the Company is declared bankrupt, is voluntarily or involuntarily dissolved, or otherwise ceases operations. In the event the Company should terminate this Agreement, its interest in the Joint Patents, shall be licensed to the Licensors in consideration of the payment by the Licensors of the Royalties and Sublicense Fees, and sections 7.1, 7.4, 7.5 and 8, above, shall apply mutatis mutandi.

10.10.

In the event that the Licensors grant a commercial royalty bearing license to a third party or parties with respect to the Licensed Patents outside the Field subsequent to the execution of this Agreement, the Company’s obligation to pay [***] associated with the Licensed Patents shall be reduced in good faith in accordance with the scope of the license given to such third party.

10.11.

The foregoing does not constitute an obligation or warranty on the part of the Licensors that any patent or patent registration application will indeed be made or registered or be registerable in respect of the Licensed Technology or any part thereof, nor shall it constitute an obligation, warranty, or declaration on the part of the Licensors that a registered patent will afford due protection. For the avoidance of doubt, the provisions of this Agreement and of Appendix A do not constitute a representation or warranty on the part of the Licensors regarding the validity of or the protection afforded by any of the patents or patent registration applications detailed in Appendix A, and the Licensors hereby expresses that it has made no examination as to the validity of the Licensed Patents.

[***]

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act.

11.	Patent Rights Protection
11.1.

The Company and the Licensors shall each inform the other promptly in writing of any alleged infringements by a third party of the Licensed Patents in the Territory, together with any available written evidence of such alleged infringement.

11.2.

The Company, its Affiliate or Sublicensee shall have the right to prosecute, each in its own name and [***] any infringement of such Licensed Patents. Before the Company, its Affiliate or its Sublicensee commences an action with respect to any infringement, the Company shall give careful consideration to the views of the Licensors in making its decision whether or not to sue and, if relevant, make these views known to its Affiliate or Sublicensee. The Company (or its Affiliate or Sublicensee, where relevant) shall keep the Licensors reasonably apprised of all developments in the action and shall seek the Licensors’ input and approval on any substantive submissions or positions taken in the litigation regarding the scope, validity or enforceability of the Licensed Patents.

11.3.

If the Company, its Affiliate or its Sublicensee elects to commence an action as described above and the Licensors are a legally indispensable party to such action, the Licensors [***] may be joined as a co-plaintiff. Regardless of whether the Licensors are a legally indispensable party, the Licensors, to the extent permitted by law [***] may elect to join the action as a co-plaintiff and shall jointly control the action with the Company, its Affiliate or its Sublicensee. Irrespective of whether the Licensors joins the action they shall provide reasonable cooperation to the Company, its Affiliate or its Sublicensee. The Company shall reimburse the Licensors for [***] they incur as part of an action brought pursuant to this section where the Licensors have not elected to join the action as a co-plaintiff.

11.4.

If the Company, its Affiliate or its Sublicensee elects not to bring an action against an alleged infringer pursuant to section 11.2, above, the Licensors shall have the right, but not the obligation, to bring an action for such infringement.

11.5.

No settlement, consent judgment or other voluntary disposition of an infringement suit may be entered without the consent of the Licensors, which consent shall not be unreasonably withheld, conditioned or delayed.

11.6.

Any award or settlement payment resulting from an action initiated with this section 11, shall be utilized, first to effect reimbursement of documented out-of-pocket expenses incurred by all parties in relation to such legal action, and thereafter shall be paid to the Company and shall be deemed Sublicense Consideration received under this Agreement.

[***]

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act.

11.7.

If any party commences an action and then decides to abandon it, such party will give timely notice to the other party. The other party may continue the prosecution of the suit after both parties agree on the sharing of expenses.

11.8.

The Company shall use its best efforts [***] to defend any action, claim or demand made by any entity against the Company or the Licensors in connection with the Company’s exercise of the License. Each party shall notify the other immediately upon learning of any such action, claim or demand as aforesaid. Should the Company acquire a license to any third party intellectual property in order to settle or bring to a conclusion any legal action taken as contemplated by this section11, then amounts payable to such third party under the license shall be deemed Third Party Royalties to be deducted from Net Sales.

12.	Confidentiality
12.1.

The parties undertake to each other to keep, and shall procure that their respective Affiliates, Sub-Licensees, employees, directors, officers, consultants and contractors (including those of any Affiliate) shall keep, confidential all information received from each other during or in anticipation of this Agreement  however obtained and in whatever form (the “Confidential Information”) provided that Confidential Information shall not include the following:

12.1.1 information which at the time of disclosure by one party to the other is in the public domain;

12.1.2. information which after disclosure by one party to the other becomes part of the public domain by publication except by breach of this Agreement;

12.1.3 information which the receiving party can establish by competent proof was already in its possession at the time of its receipt and was not acquired directly or indirectly from the other party; and

12.1.4 information received from third parties who were lawfully entitled to disclose such information.

12.2.	Any Confidential Information received from the other party shall not be disclosed or used for any purpose other than as provided or anticipated under this Agreement.
12.3.

Without prejudice to the foregoing, the Company shall not make use of the name of the University or the Licensors, unless required by law, in any manner or for any purpose in connection with this Agreement, the subject

[***]

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act.

of the Research or any matter relating to the Licensed Technology, without obtaining the prior written consent of the Licensors.

12.4.

The Licensors shall procure that the Researcher and any other person connected with it with regard to the License execute a confidentiality agreement substantially similar in content to this section 12.

12.5.

As a precondition to any Sublicense, the Company shall ensure that the Sublicensee procures that the Sublicensee’s officers, employees, representatives or persons acting on the Sublicensee’s behalf are bound by a written confidentiality agreement substantially similar in content to this section 12.

12.6.	This section 12 shall survive expiry or termination of this Agreement.
12.7.	The provisions of this section shall be subject to permitted publications pursuant to section 13, below.
12.8.

The provisions of this section 12 shall in no event prevent the Company, its Affiliates and Sublicensees from disclosing any Licensed Technology to regulatory authorities or other governmental agencies in support of any application for regulatory approvals or any amendments thereof  for Licensed Product and whenever required under any applicable law.

13.	Publications; Publicity
13.1.

The Licensors shall ensure that no publications in writing, in scientific journals or orally at scientific conventions relating to the Licensed Technology, the Development Plan, the Development Results or the Product, which are subject to the terms and conditions of this Agreement, are published by it, the Researcher or any other of its other researchers, without first seeking the consent of the Company, in writing.

13.2.

The Company undertakes to reply to any such request for publication by the Licensors within sixty (60) days of its receipt of a request in writing in connection with the publication of articles in scientific journals, and within fifteen (15) days of its receipt of a request in connection with article abstracts. The Company may only decline such an application upon reasonable grounds, which shall be fully detailed in writing.

13.3.

Should the Company decide to object to publication as provided in sub-section13.2, above, publication shall be postponed for a period of not more than three (3) months from the date the publication was sent to the Company to enable the filing of patent applications, it being understood and agreed, however, that no such publication shall include the Company’s proprietary information.

13.4.

In the absence of any specific agreement between the parties which agreement shall not be unreasonably withheld or delayed, neither party shall originate any publicity, news release or public announcement, written or oral, whether to the public or press, relating to the provisions of this Agreement, performance under this Agreement or any of its terms or to any amendment hereto save only such announcement as in the opinion of counsel for the party making such announcement or its Affiliates is required by law or the rules of any stock exchange to be made.

13.5.

For the avoidance of doubt, the provisions of this section in connection with the prohibition against publication shall not apply to presentations made by students and researchers within the Licensors’ institutions provided that any persons who are present during such presentations are obligated to maintain the confidentiality thereof pursuant to written agreements signed by them containing terms and conditions materially similar to those set forth in section 12, above.

14.	Representations, No Warranty, Liability and Indemnity
14.1.	Yissum makes the following representations:
14.1.1.	Yissum is the assignee and sole owner of its interest in the Licensed Patents and the Background Technology.
14.1.2.	Yissum has not granted any rights in or to the Licensed Patents or the Background Technology;
14.1.3.

Yissum has no knowledge of any letter of demand, legal suit or proceeding issued or initiated by a third party against either of the Licensors contesting the ownership of the Licensed Patents or the Background Technology or the validity of the Licensed Patents, or claiming that the practice of the Licensed Patents or the Background Technology in the Field would infringe the rights of such third party.

14.1.4.	Yissum is not aware of any third party that may have rights which conflict or interfere with the grant to, or exercise of the License by, the Company as envisaged herein.
14.1.5.	The Researcher does not and will not have any obligations that are inconsistent with the License to be granted to the Company.
14.2.	BTI, makes the following representations:

14.2.1.	BTI is the assignee and sole owner of its interest in the Licensed Patents and the Background Technology.
14.2.2.	BTI has not granted any rights in or to the Licensed Patents or the Background Technology;
14.2.3.

BTI has no knowledge of any legal suit or proceeding by a third party against either of the Licensors contesting their ownership of the Licensed Patents or the validity of the Licensed Patents, or claiming that the practice of the Licensed Patents or the Background Technology in the Field would infringe the rights of such third party.

14.2.4.	BTI is not aware of any third party that may have rights which currently conflict or interfere with the grant or exercise of the License to the Company as envisaged herein.
14.3.

THE LICENSORS MAKE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED TECHNOLOGY WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS OF ANY THIRD PARTY. IN ADDITION, NOTHING IN THIS AGREEMENT MAY BE DEEMED A REPRESENTATION OR WARRANTY BY THE LICENSORS AS TO THE VALIDITY OF ANY OF THE PATENTS OR THEIR REGISTRABILITY OR OF THE ACCURACY, SAFETY, EFFICACY, OR USEFULNESS, FOR ANY PURPOSE, OF THE LICENSED TECHNOLOGY. THE LICENSORS HAVE NO OBLIGATION, EXPRESS OR IMPLIED, TO SUPERVISE, MONITOR, REVIEW OR OTHERWISE ASSUME RESPONSIBILITY FOR THE PRODUCTION, MANUFACTURE, TESTING, MARKETING OR SALE OF ANY PRODUCT OR SERVICE. THE LICENSORS SHALL HAVE NO LIABILITY WHATSOEVER TO THE COMPANY OR TO ANY THIRD PARTY FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY THE COMPANY OR BY ANY THIRD PARTY, FOR ANY DAMAGE ASSESSED OR ASSERTED AGAINST THE COMPANY, OR FOR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON THE COMPANY OR ANY OTHER PERSON OR ENTITY, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM (i) THE PRODUCTION, MANUFACTURE, USE, PRACTICE, LEASE, OR SALE OF ANY PRODUCT OR SERVICE; (ii) THE USE OF THE LICENSED TECHNOLOGY; OR (iii) ANY ADVERTISING OR OTHER PROMOTIONAL ACTIVITIES WITH RESPECT TO ANY OF THE FOREGOING.

14.4.

The Company shall be liable for any loss, injury or damage whatsoever caused to its employees or to any person acting on its behalf or to the employees of the Licensors or to any person acting on their behalf or the Researcher and her team, or to any third party by reason of the Company’s acts or omissions pursuant to this Agreement or by reason of any use made of the Licensed Technology, the Development Results or any Product.

14.5.

The Company undertakes to compensate, indemnify, defend and hold harmless the Licensors or any person acting on their behalf or any of its employees or representatives or their respective institutions or the Researcher and her team (herein referred to as “Indemnitees”) against any liability, including, without limitation, product liability, damage, loss or expenses, including reasonable legal fees and litigation expenses, incurred by or imposed upon the Indemnitees by reason of its acts or omissions or which derive from its use, development, manufacture, marketing, sale or sublicensing of any Product or Licensed Technology.

14.6.

The Company [or its Affiliate or Sublicense developing, producing or marketing Products] shall procure and maintain, at its sole cost and expense, policies of comprehensive general liability insurance in amounts not less than (i) [***] per incident and [***] annual aggregate during the period that any Product is being tested in clinical trials prior to commercial sale; and (ii) [***] per incident and [***] annual aggregate during the period that any Product is being commercially distributed or sold. Such policy shall name the Indemnitees as additional insureds. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for the Company’s indemnification obligations under this section 14. If the Company elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of a [***] annual aggregate), such self-insurance program shall include assets or reserves which have been actuarially determined for the liabilities associated with this Agreement and must be reasonably acceptable to the Licensors.

The minimum amounts of insurance coverage required above shall not be construed to create a limit of the Company’s liability with respect to its indemnification obligations under this section 14.

14.7.

The Company shall provide the Licensors with written evidence of such insurance or self-insurance upon request. The Company shall provide the Licensors with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance. If the Company does not obtain replacement insurance providing comparable coverage or provide the requisite information regarding its self-insurance program within such fifteen (15) day period, the Licensors shall have the

[***]

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act.

right to terminate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

14.8.

The Company shall maintain, at its own expense, liability insurance as set forth in section 14.4, above, beyond the expiration or termination of this Agreement as long as a Product relating to or developed pursuant to this Agreement is being commercially distributed or sold by the Company, an Affiliate or a Sublicensee.

15.	Termination of the Agreement
15.1.	Without prejudice to the Parties’ rights pursuant to this Agreement or at law, either Party may terminate this Agreement by written notice to the other in any of the following cases:
15.1.1.

Immediately upon such written notice, if: (i) the other Party passes a resolution for voluntary winding up or a winding up application is made against it and not set aside within 60 days; or (ii) a receiver or liquidator is appointed for the other Party; or (iii) the other Party enters into winding up or insolvency or bankruptcy proceedings. Each of the Parties undertakes to notify the other within seven days if any of the abovementioned events occur.

15.1.2.	Upon breach of this Agreement, where such breach has not been remedied within sixty (60) days from the breaching Party’s receipt of the written notice.
15.2.	The Company shall be entitled to terminate this Agreement for any reason upon sixty (60) days prior written notice.
15.3.

In addition to the above, and without prejudice to the Licensors’ rights pursuant to this Agreement or at law, the Licensors shall be entitled to terminate this Agreement immediately upon written notice to the Company in the following circumstances:

15.3.1.

If an attachment is made over the Company’s assets or if execution proceedings are taken against the Company and the same are not set aside within sixty (60) days of the date the attachment is made or the execution proceedings are taken.

15.3.2.	Uncured lapse of insurance coverage under section 14.6, above;
15.3.3.	Failure to defend against third party claims as required under section 11 above; or

15.3.4.	A claim by the Company, made in any forum, claiming that one or more of the Licensed Patents are invalid or unenforceable.
15.4.

Upon termination of this Agreement for any reason other than the expiration of the Royalty Term, the License shall terminate, the Licensed Technology and all rights included therein shall revert to the Licensors, and the Licensors shall be free to enter into agreements with any other third parties for the granting of a license or to deal in any other manner with such right as it shall see fit at its sole discretion.

15.5.

Upon termination of this Agreement for any reason other than the expiration of the Royalty Term, the Company shall return or transfer to the Licensors, within thirty (30) days of the due termination of the License, all material, in soft or hard copy, relating solely to the Licensed Technology (other than the Development Technology), and it may not make any further use thereof. In case of termination as set out herein, the Company will not be entitled to any reimbursement of any amount paid to the Licensors under this Agreement. The Licensors shall be entitled to conduct an audit in order to ascertain compliance with this provision and the Company agrees to allow access to the Licensors or its representatives for this purpose.

15.6.

Upon the termination of the Agreement for any reason other than the uncured breach by the Licensors (as set forth in section 15.1.2, above). the Company shall transfer and assign to the Licensors all of the Development Technology, its interest in any Joint Patents, and any information and documents, in whatever form, relating thereto subject, however, to any conditions preventing or governing such transfer and assignment set out in the applicable laws and regulations governing the grants received by the Company and used in generation of the Development Technology, (“Grant Transfer Conditions”), in which case the Company will not be required to transfer and assign the Development Technology as contemplated above unless and until the Licensors either (i) agree in writing to assume all obligations required by the Grant Transfer Conditions, or (ii) reach another arrangement with the grantors of the grants which absolves the Company of any liability to such grantors with respect to the transfer or assignment of the Development Technology. The Company shall fully cooperate with the Licensors to effect such transfer and assignment and shall execute any document and perform any acts required to do so. Subsequent to such transfer and assignment, the Company acknowledges that Yissum shall be free to utilize the Development Results as it sees fit (subject to the Grant Transfer Conditions), including but not limited to the grant of licenses to third parties.

In the event that the Development Results transferred and assigned to Licensors as set forth in this 15.6 shall be licensed to a third party and shall generate License Fees or Royalties or Sublicense Fees to the Licensors, then subject to the Company having complied and continuing to comply with all its obligations under this Agreement which remain in existence following termination of the License as aforesaid, the Licensors shall pay to the Company [***] of the Net Proceeds (as defined below) actually received by the Licensors in respect of such license to third party, until such time as the Company shall have received, in aggregate, the full amount of the documented capital investment actually expended out-of-pocket by the Company in order to generate the Development Technology, less any amounts received or receivable by the Company from third parties in connection with the Licensed Technology prior to the transfer and assignment of the Development Technology to the Licensors, as certified by external independent auditors agreed upon by the Parties (the “Development Reimbursement”). Notwithstanding the foregoing, the Licensors shall be entitled to deduct from the Development Reimbursement any amount that they are required to pay as a result of the Grant Transfer Conditions. The Company will either (i) allow the Licensors a credit against Development Reimbursements to be paid in the future of any Development Reimbursements previously paid on account of Net Proceeds that were reported as bad debts in the Licensors’ annual audited financial statements or, (ii) if there are no future Development Reimbursements to be made by the Licensors, return the amount of Development Reimbursements paid to the Company on account of Net Proceeds that were reported as bad debts in the Licensors’ annual audited financial statements. The Licensors shall pay to the Company amounts, if any, payable under this section 15.6, within ninety (90) days of receipt of the relevant Net Proceeds.

For the purpose of this section, “Net Proceeds” means royalties or license fees actually received by the Licensors in respect of such license with a third party (excluding funds for research or development or payments for the supply of services) after deduction of all costs, fees and expenses incurred by the Licensors in connection with such license (including, without limitation, patent costs, and all attorneys fees and expenses and other costs and expenses in connection with the negotiation and conclusion of such license).

The Company shall have the rights granted to the Licensors pursuant to section 8, mutatis mutandis, in respect of the Net Proceeds.

For the avoidance of doubt, this provision shall not be of any force or effect following the expiration of the Royalty Term, provided that the Company had not committed an uncured breach of the Agreement prior to the expiration of the Royalty Term.

15.7.	Notwithstanding the foregoing, neither the termination of this Agreement for any reason nor the expiration of the Royalty Term shall release the

[***]

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act.

Company from its obligation to carry out any financial or other obligation which it was liable to perform prior to the Agreement’s termination.

In addition, sections 7, 8, 12, 14, 15, 16, 17 and 19 shall survive the termination of this Agreement to the extent required to effectuate the intent of the parties as reflected in this Agreement.

16.	Law

The provisions of this Agreement and everything concerning the relationship between the parties in accordance with this Agreement shall be governed by Israeli law and jurisdiction shall be granted only to the appropriate court in Jerusalem.

17.	Arbitration
17.1.

Notwithstanding and in addition to the provisions of section 16, above, all differences of opinion and disputes arising between the parties in connection with the Agreement or its interpretation or its performance or breach, shall be referred for the decision of a single arbitrator, whose identity shall be determined by mutual consent of the parties.

17.2.

Should the parties not reach agreement as to the identity of the arbitrator within 14 days of request by either party for the appointment of an arbitrator, the arbitrator shall be appointed by the Chairman of the Jerusalem District Committee of the Israel Bar Association on the application of either of the parties.

17.3.

The arbitration shall be held in Israel. The proceedings before such arbitrator shall be in the Hebrew language. The arbitrator shall not be bound by the civil procedure regulations and laws of evidence but shall base his/her decision on the substantive law of Israel and shall give grounds for his/her decision. The arbitrator shall be empowered to grant temporary injunctions and orders, which shall be enforceable in foreign jurisdictions, in accordance with section 16, above.

17.4.	The decision of the arbitrator shall be final and binding upon the parties, and shall be enforceable in foreign jurisdictions.
17.5.	The execution of this Agreement shall constitute the execution of an Arbitration Agreement.
18.	Miscellaneous
18.1.	Relationship of the Parties. It is hereby agreed and declared between the parties that they shall act in all respects relating to this Agreement as independent contractors and there neither is nor shall there be any employer-employee or principal-agent relationship or partnership relationship between the Company (or any of its employees) and the Licensors. Each party will be responsible for payment of all salaries and taxes and social welfare benefits and any other payments of any kind in respect of its employees and officers, regardless of the location of the performance of their duties, or the source of the directions for the performance thereof.

18.2.

Assignment. The Licensors shall not transfer, assign, encumber, grant, sell or otherwise dispose of their interests in the Licensed Technology prior to the termination of this License Agreement. Notwithstanding the foregoing, the Licensors may assign their interests in the Licensed Technology to their fully owned subsidiaries, provided that the assignees acknowledge in writing the terms and conditions of this Agreement and agree to be bound by such terms and conditions. The Company shall not assign or transfer its rights and obligations pursuant to this Agreement without the Licensors’ prior written consent except to a party acquiring all of the business to which this Agreement relates who agrees in writing to the terms and conditions of this Agreement.

18.3.

No waiver. The failure or delay of a party to the Agreement to claim the performance of an obligation of the other party shall not be deemed a waiver of the performance of such obligation or of any future obligations of a similar nature.

18.4.

Representation by Legal Counsel. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in drafting this Agreement. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

18.5.	Legal Costs. Each party shall bear its own legal expenses involved in the making of this Agreement.
18.6.

Disclosure of Agreements with Researcher; Restrictions Applying  to the Researcher. The Company shall disclose to Yissum any existing agreement or arrangement of any kind with the Researcher and or any representative of the Researcher, and shall not enter into any such agreement or arrangement without the prior written consent of Yissum. It is agreed by the Parties that any consulting that the Researcher may be asked to provide must be governed by a consulting agreement reached with Yissum, which among other things will delineate the treatment of any intellectual property rights generated under such agreement. For the avoidance of doubt, all restrictions and obligations of the parties in this section  specific to the Researcher herself shall cease to apply, as of such time that she may leave the employ of the University.

18.7.

Value Added Taxes. All amounts referred to in this Agreement are exclusive of Value Added Tax. Value Added Tax, if due, on any and all payments due or payable by one party to another party pursuant to the terms hereof shall be paid by the paying party against submission of appropriate tax invoice.

18.8.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.
18.9.	Binding Effect. This Agreement shall be binding upon the parties once executed by both parties and shall enter into force and become effective as of the later of the signature dates.
18.10.

Entire Agreement. This Agreement constitutes the full and complete agreement between the parties and supersedes any and all agreements or understandings, whether written or oral, concerning the subject matter of this Agreement, and may only be amended by a document signed by both parties.

19.	Notices

All notices and communications pursuant to this Agreement shall be made in writing and sent by facsimile or by registered mail or served personally at the following addresses:

Yissum Research Development Company

of the Hebrew University of Jerusalem,

P.O. Box 39135,

Jerusalem 91390

Israel

Facsimile: +972-2-658-6669

Boyce Thompson Institute

Tower Road

Ithaca, NY 14850

United States of America

Facsimile: +1-_____________

Protalix Ltd.

2 Snunit Street

Science Park

Carmiel 21000

Israel

Facsimile: +972- (0) 4-9889489

With a copy (which shall not constitute notice) to:

Baratz, Horn & Co.

1 Azrieli Center, Round Tower,

18th Floor

Tel-Aviv 67021, Israel

Attention: Adv. Yael Baratz

Facsimile: 03-6960986

or such other address furnished in writing by one party to the other. Any notice served personally shall be deemed to have been received on the day of service, any notice sent by registered mail as aforesaid shall be deemed to have been received seven days after being posted by prepaid registered mail. Any notice sent by facsimile shall be deemed to have been received by the next business day after receipt of confirmation of transmission.

IN WITNESS THE HANDS OF THE PARTIES

	YISSUM		BTI		THE COMPANY

By:	/s/ Yehuda Yarmut	By:	/s/ David Stern	By:	/s/ David Aviezer
Name: Yehuda Yarmut		Name: David Stern		Name: David Aviezer
Title: Executive Vice		Title: President		Title: CEO
	President	Date: August 8, 2007		Date: July 16, 2007
Licensing & IP
Date: July 29, 2007

By:	/s/ Nava Swersky Sofer
Name:	Nava Swersky Sofer
Title:	President & CEO
Date:	July 29, 2007

I the undersigned, Prof. Hermona Soreq have reviewed and am familiar with and agree to all of the above terms and conditions. I hereby undertake to cooperate fully with the Licensors in order to ensure its ability to fulfill their obligations hereunder, as set forth herein. I further undertake to refrain from any act or omission that may constitute a breach hereunder.

/s/ Prof. Hermona Soreq
Prof. Hermona Soreq	Date signed

Appendix A

Licensed Patents

Part One

1.	[***]
2.	[***]
3.	[***]
4.	[***]

Part Two

[***]

[***]

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act.

Appendix B

The Development Plan

[To be provided by the Company.]